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EXHIBIT 99.1

          GOAMERICA RECEIVES TEMPORARY EXCEPTION TO NASDAQ'S $1 MINIMUM
           BID PRICE LISTING REQUIREMENT AND SETS DATE FOR ITS ANNUAL
                             MEETING OF STOCKHOLDERS

                                      * * *

Hackensack, NJ--October 27, 2003-- GoAmerica, Inc. (NASDAQ: GOAM), a developer and distributor of wireless data technology, today announced that it recently received a Nasdaq Listing Qualifications Panel Determination granting GoAmerica a temporary exception to the $1.00 minimum closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market (as required by Nasdaq's Marketplace Rule 4310(c)(4)) through at least December 1, 2003. As previously announced, GoAmerica had appealed a late August 2003 Nasdaq Staff Determination that the Company's common stock be delisted for failure to satisfy the minimum bid price.

The Nasdaq Listings Qualifications Panel provided such additional time for compliance by GoAmerica with Marketplace Rule 4310(c)(4) because GoAmerica is in compliance with all other Nasdaq listing requirements, and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to Nasdaq's proposal to change its minimum bid price rules. Nasdaq recently proposed certain modifications to its minimum bid price requirements, which modifications if adopted would provide GoAmerica with additional time to comply with the minimum bid price requirement.

GoAmerica also announced today that its annual stockholders meeting will be held on December 19, 2003 at a time and location to be determined. The close of business on November 7, 2003 has been established by GoAmerica as the record date for determination of GoAmerica stockholders entitled to receive notice of and vote at the GoAmerica annual stockholders meeting. A proxy statement, together with GoAmerica's Annual Report on Form 10-K, will be mailed to stockholders of record prior to the annual meeting.


About GoAmerica

GoAmerica, Inc. is a developer of wireless data technology based in Hackensack, NJ that licenses its proprietary Go.Web(TM) technology to enterprises and individuals, providing mobile professionals with remote access to corporate databases and intranets, email and the Internet across a wide variety of mobile computing and wireless network devices. Through its wholly owned subsidiary, Wynd Communications Corporation, the Company provides wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush
Administrations for its commitment to Americans with disabilities. For more information on Go.Web, call 888-462-4600 or visit www.goamerica.net. For more information about Wynd services, visit http://www.wynd.com, or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or e-mail: info@wynd.com.




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The  statements  contained in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (v) our ability to successfully implement our strategic alliance with EarthLink; (vi) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (vii) our ability to consummate our proposed divestiture of our Go.Web assets promptly and
on  a  satisfactory   basis,   (viii)  our  ability  to  respond  to  the  rapid
technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and
(xiv) our ability to manage our remaining operations. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless",
and   "Deafwireless   Superstore"  are  trademarks  or  service  marks  of  Wynd
Communications Corporation. Other names may be trademarks of their respective owners.